           AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 2000
                                                 Registration No. 333-__________
================================================================================

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                           RANGE RESOURCES CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           34-1312571
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)

                             500 THROCKMORTON STREET

                             FORT WORTH, TEXAS 76102
          (Address of principal executive offices, including zip code)

                              --------------------

                            1997 STOCK PURCHASE PLAN
                    1994 OUTSIDE DIRECTORS STOCK OPTION PLAN
                            (Full title of the plan)

                                JOHN H. PINKERTON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           RANGE RESOURCES CORPORATION
                             500 THROCKMORTON STREET
                             FORT WORTH, TEXAS 76102
                                 (817) 870-2601
            (Name, address and telephone number of agent for service)

                                    copy to:

                               MICHAEL D. WORTLEY
                             VINSON & ELKINS L.L.P.
                          2001 ROSS AVENUE, SUITE 3700
                               DALLAS, TEXAS 75201
                                 (214) 220-7700

                                      CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                              Proposed             Proposed
       Title of securities             Amount to be       Maximum offering     maximum aggregate      Amount of
        to be registered                registered       price per share (1)  offering price (1)  registration fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par
Value per share................       350,000 shares                 $ 3.125            $ 3.125            $ 288.75

Common Stock, $0.01 par
Value per share................       100,000 shares                 $ 3.125            $ 3.125             $ 82.50
                                                                                                            -------
                                                                                                            $371.25
                                                                                                            =======
--------------------------------------------------------------------------------------------------------------------
(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) under the
Securities Act of 1933. The price for the 350,000 shares issuable under the Company's 1999 Stock Purchase Plan and the 100,000 shares issuable under the 1994 Outside Directors Plan was based on a price of $3.125, the last sale price of Common Stock of the Company reported on The New York Stock Exchange on June 28, 2000.
====================================================================================================================

         This registration statement is being filed, in accordance with General Instruction E to Form S-8, to register additional shares of Common Stock for sale under the Amended Range Resources Corporation 1997 Stock Purchase Plan and the Amended 1994 Outside Directors Stock Option Plan. The contents of the registrant's Form S-8 Registration Statements (Nos. 333-44821 and 33-47544) relating to the same employee benefit plan are incorporated by reference in this registration statement.

         EXHIBITS
         --------

         Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

         4.1*              1997 Stock Purchase Plan

         4.2**             1997 Stock Purchase Plan - Amendment No. 1

         4.3**             1997 Stock Purchase Plan - Amendment No. 2

         4.4**             1997 Stock Purchase Plan - Amendment No. 3

         4.5*              1994 Outside Directors Stock Option Plan

         4.6**             1994 Outside Directors Stock Option Plan - Amendment No. 1

         4.7**             1994 Outside Directors Stock Option Plan - Amendment No. 2

         4.8**             1994 Outside Directors Stock Option Plan - Amendment No. 3

         4.9**             1994 Outside Directors Stock Option Plan - Amendment No. 4

         5.1**             Opinion of Vinson & Elkins L.L.P.

         23.1**            Consent of Arthur Andersen LLP

         23.2**            Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 hereto)

         24.1**            Powers of Attorney (included in the signature pages hereto)

*        Previously filed
**   Filed herewith



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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 29th day of June 2000.

                                  RANGE RESOURCES CORPORATION

                                  By: /s/ Eddie M. LeBlanc III
                                      -----------------------------------------
                                         Eddie M. LeBlanc III
                                         Chief Financial Officer



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


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes and appoints each of John H. Pinkerton and Eddie M. LeBlanc III, and each of them severally, acting alone and without the other, as his attorney-in-fact to execute in the name of such person and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney-in-fact may deem appropriate.

                   Signature                                       Capacity                           Date
                   ---------                                       --------                           ----
             /s/ Thomas J. Edelman                          Chairman and Director            June 29, 2000
----------------------------------------------
                 Thomas J. Edelman


             /s/ John H. Pinkerton                  President, Chief Executive Officer and   June 29, 2000
----------------------------------------------      Director (Principal Executive Officer)
                  John H. Pinkerton

             /s/ Robert E. Aikman                                  Director                  June 29, 2000
----------------------------------------------
                 Robert E. Aikman

              /s/ Allen Finkelson                                  Director                  June 29, 2000
----------------------------------------------
                  Allen Finkelson

              /s/ Anthony V. Dub                                   Director                  June 29, 2000
----------------------------------------------
                  Anthony V. Dub

               /s/ Ben A. Guill                                    Director                  June 29, 2000
----------------------------------------------
                   Ben A. Guill

            /s/ Jonathan S. Linker                                 Director                  June 29, 2000
----------------------------------------------
                Jonathan S. Linker

           /s/ Eddie M. LeBlanc  III                       Chief Financial Officer           June 29, 2000
----------------------------------------------             (Principal Financial and
               Eddie M. LeBlanc III                          Accounting Officer)



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


                                  EXHIBIT INDEX

         Exhibit           Description of Exhibit
         -------           ----------------------
         4.2               1997 Stock Purchase Plan - Amendment No. 1

         4.3               1997 Stock Purchase Plan - Amendment No. 2

         4.4               1997 Stock Purchase Plan - Amendment No. 3

         4.6               1994 Outside Directors Stock Option Plan - Amendment No. 1

         4.7               1994 Outside Directors Stock Option Plan - Amendment No. 2

         4.8               1994 Outside Directors Stock Option Plan - Amendment No. 3

         4.9               1994 Outside Directors Stock Option Plan - Amendment No. 4

         5.1               Opinion of Vinson & Elkins L.L.P.

         23.1              Consent of Arthur Andersen LLP

         23.2              Consent of Vinson & Elkins  L.L.P.  (included  in the  opinion  filed as  Exhibit 5.1(a)
                           hereto)

         24.1              Powers of Attorney (included in the signature pages hereto)




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